Exhibit 10.2

DIRECTOR INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is entered into and made effective as of this [date], by and between GameSquare Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned director/officer of the Company (the “Indemnitee”).

RECITALS

WHEREAS, the Company believes that, in order to attract and retain highly competent persons to serve as directors or in other capacities, including as officers, it must provide such persons with adequate protection through indemnification against the risks of claims and actions against them arising out of their services to and activities on behalf of the Company;

WHEREAS, the Company desires and has requested Indemnitee to serve as a director and/or officer of the Company and, in order to induce the Indemnitee to serve in such capacity, the Company is willing to grant the Indemnitee the indemnification provided for herein;

WHEREAS, Indemnitee is willing to serve as a director and/or officer of the Company on the basis that such indemnification be provided; and

WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and the advancement of expenses.

AGREEMENT

NOW, THEREFORE, in consideration of Indemnitee’s service to the Company and the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Indemnification.

To the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”):

(a) The Company shall indemnify and hold harmless Indemnitee if Indemnitee was or is made or is threatened to be made a party to, or is otherwise subject to or involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including any appeals therefrom, by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee, representative or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity.

(b) The indemnification provided by this Section 1 shall be from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals.

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Section 2. Advance Payment of Expenses.

To the fullest extent permitted by the DGCL, expenses (including attorneys’ fees) incurred by Indemnitee in appearing at, participating in, prosecuting or defending any action, suit or proceeding, or in connection with an enforcement action as contemplated by Section 3(e), shall be advanced or reimbursed by the Company in advance of the final disposition of such action, suit or proceeding within 30 days after receipt by the Company of a statement or statements from Indemnitee requesting any such advance or reimbursement from time to time. To the fullest extent permitted by the DGCL, Indemnitee’s right to advancement or reimbursement of expenses as contemplated by this Section 2 is absolute and shall not be subject to any prior determination by the Reviewing Party (as defined below) that Indemnitee has satisfied any applicable standard of conduct for indemnification. The Indemnitee hereby undertakes to repay any amounts advanced or reimbursed (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled under this Agreement to be indemnified by the Company in respect thereof. For the avoidance of doubt, if Indemnitee commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, then Indemnitee shall not be required to reimburse the Company for any advanced or reimbursed expenses until a final judicial determination is made with respect thereto. No other form of undertaking shall be required of Indemnitee other than the execution of this Agreement. This Section 2 shall be subject to Section 3(b) and shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 6.

Section 3. Procedure for Indemnification; Notification and Defense of Claim.

(a) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim for indemnification in respect thereof is to be made against the Company hereunder, notify the Company in writing of the commencement thereof including in such notice a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such action, suit or proceeding. The failure to promptly notify the Company of the commencement of the action, suit or proceeding, or of Indemnitee’s request for indemnification, will not relieve the Company from any liability that it may have to Indemnitee hereunder, except to the extent the Company is actually and materially prejudiced in its defense of such action, suit or proceeding as a result of such failure; provided, however, that notice will be deemed to have been given without any action on the part of Indemnitee in the event the Company is a party to the same proceeding. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to enable the Company to determine whether and to what extent Indemnitee is entitled to indemnification.

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(b) With respect to any action, suit or proceeding of which the Company is so notified as provided in this Agreement, the Company shall, subject to the last two sentences of this paragraph, be entitled to assume the defense of such action, suit or proceeding, with Independent Legal Counsel (as defined below), upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such Independent Legal Counsel by Indemnitee and the retention of such Independent Legal Counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any subsequently-incurred fees and expenses of separate counsel engaged by Indemnitee with respect to the same action, suit or proceeding unless (i) the employment of separate counsel by Indemnitee has been previously authorized in writing by the Company, (ii) the fees and expenses of Indemnitee’s separately engaged counsel are non-duplicative and reasonably incurred in connection with Indemnitee’s role in the action, suit or proceeding, despite the Company’s assumption of the defense, (iii) after a change in control, the employment of counsel by Indemnitee has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such action, suit or proceeding. Notwithstanding the foregoing, if Indemnitee, based on the advice of his or her counsel, shall have reasonably concluded (with written notice being given to the Company setting forth the basis for such conclusion) that, in the conduct of any such defense, there is or is reasonably likely to be a conflict of interest or position between the Company and Indemnitee with respect to a significant issue, then the Company will not be entitled, without the written consent of Indemnitee, to assume such defense and the fees and expenses of the Indemnitee’s counsel shall be borne by the Company. Indemnitee agrees that any such separate counsel retained by Indemnitee for any reason discussed in this Section 3(b) will be a member of any approved list of panel counsel under the Company’s applicable directors’ and officers’ liability insurance policy, should the applicable policy provide for a panel of approved counsel and should such approved panel list comprise law firms with well-established reputations in the type of litigation at issue. (For clarity, the fact of a firm’s being part of a panel shall not be evidence of a firm’s having a well-established national reputation for the type of litigation at issue). In addition, the Company will not be entitled, without the written consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

(c) To the fullest extent permitted by the DGCL, the Company’s assumption of the defense of an action, suit or proceeding in accordance with paragraph (b) above will constitute an irrevocable acknowledgement by the Company that any loss and liability suffered by Indemnitee and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by or for the account of Indemnitee incurred in connection therewith are indemnifiable by the Company under Section 1 of this Agreement.

(d) The determination whether to grant Indemnitee’s indemnification request shall be made promptly by the Reviewing Party and in any event within 30 days following the Company’s receipt of a request for indemnification in accordance with Section 3(a). If the Reviewing Party determines that Indemnitee is entitled to such indemnification or, as contemplated by paragraph (c) above, the Company has acknowledged such entitlement, the Company will make payment to Indemnitee of the indemnifiable amount within such 30-day period. If the Company is not deemed to have so acknowledged such entitlement or the Reviewing Party’s determination of whether to grant Indemnitee’s indemnification request shall not have been made within such 30-day period, the requisite determination of entitlement to indemnification shall, subject to Section 6, nonetheless be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under the DGCL.

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(e) In the event that (i) the Reviewing Party determines in accordance with this Section 3 that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Reviewing Party denies a request for indemnification, in whole or in part, (iii) payment of indemnification is not made within the required 30-day period, (iv) advancement or reimbursement of expenses is not timely made in accordance with Section 2, or (v) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnitee’s right to indemnification or advancement of expenses, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Company to the fullest extent permitted by the DGCL.

(f) Indemnitee shall be presumed to be entitled to indemnification and advancement of expenses under this Agreement upon submission of a request therefor in accordance with Section 2 or Section 3 of this Agreement, as the case may be. The Company shall have the burden of proof in overcoming such presumption, and such presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of expenses unless the Company overcomes such presumption by clear and convincing evidence.

(g) If there is a change in control of the Company, upon written request by Indemnitee for indemnification pursuant to Section 3(a), any determination, if required by the DGCL, with respect to Indemnitee’s entitlement thereto shall be made by Independent Legal Counsel selected by Indemnitee with the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed) in a written opinion, a copy of which shall be delivered to the Company and Indemnitee, and the Company agrees to pay the fees and expenses of the Independent Legal Counsel.

Section 4. Insurance and Subrogation.

(a) The Company shall use commercially reasonable efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better, providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee, representative or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. Such insurance policies shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Company. If the Company has such insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of an action, suit or proceeding, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(b) Subject to Section 9(b), in the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy, contract, agreement or otherwise. Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

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(c) Subject to Section 9(b), the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and excise taxes or penalties relating to the Employee Retirement Income Security Act of 1974, as amended) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 5. Certain Definitions.

For purposes of this Agreement, the following definitions shall apply:

(a) The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, arbitration, alternative dispute mechanism or proceeding, whether civil, criminal, administrative or investigative.

(b) The term “by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee, representative or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.

(c) The term “change in control” shall be deemed to mean the earliest to occur after the date of this Agreement of any of the following: (A) any person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; (B) the effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or the parent entity of such surviving entity) representing at least 50% of the combined voting power of the voting securities of the surviving entity (or such parent entity) outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity or such parent entity; and (C) the approval by the stockholders of the Company of a dissolution or complete liquidation of the Company or an agreement for the sale, lease, exchange or other disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole.

(d) The term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs, expenses and monetary obligations of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, court costs and other out-of-pocket costs, fees of private investigators and professional advisors, witness fees and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Company or any third party), actually and reasonably incurred by Indemnitee in connection with investigating, prosecuting, defending, being a witness in, or participating in (including on appeal), or preparing to investigate, prosecute, defend, be a witness in, or participate in, any action, suit or proceeding for which indemnification is available hereunder.

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(e) The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.

(f) The term “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld), who is experienced in matters of corporate law and who shall not have otherwise performed services for the Company or Indemnitee within the last five (5) years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements). Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g) The term “Reviewing Party” shall mean (i) all members of the board of directors of the Company (the “Board of Directors”) not party to the particular claim for which Indemnitee is seeking indemnification, (ii) a committee of such members of the Board of Directors designated by majority vote of such members of the Board of Directors, or, (iii) if there are no such directors, or if such directors so direct, or if a change in control has occurred, Independent Legal Counsel.

Section 6. Limitation on Indemnification.

Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof), however denominated, initiated by Indemnitee, other than (i) an action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement (which shall be governed by the provisions of Section 6(b) of this Agreement) and (ii) an action, suit or proceeding (or part thereof) that was authorized or consented to by the board of directors of the Company, it being understood and agreed that such authorization or consent shall not be unreasonably withheld in connection with any compulsory counterclaim brought by Indemnitee in response to an action, suit or proceeding otherwise indemnifiable under this agreement.

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(b) Action for Indemnification. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in such action, suit or proceeding in establishing Indemnitee’s right, in whole or in part, to indemnification or advancement of expenses hereunder (in which case such indemnification or advancement shall be to the fullest extent permitted by the DGCL), or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite Indemnitee’s failure to establish his or her right to indemnification, Indemnitee is entitled to indemnification for such expenses; provided, however, that nothing in this Section 6(b) is intended to limit the Company’s obligations with respect to the advancement of expenses to Indemnitee in connection with any such action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 2 hereof.

(c) Section 16(b) Matters. To indemnify Indemnitee on account of any suit in which judgment is rendered against Indemnitee for disgorgement of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

(d) Fraud or Willful Misconduct. To indemnify Indemnitee on account of conduct by Indemnitee where such conduct has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to have been knowingly fraudulent or constitute willful misconduct.

(e) Prohibited by Law. To indemnify Indemnitee in any circumstance where such indemnification has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to be prohibited by law.

Section 7. Certain Settlement Provisions.

The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding without the Company’s prior written consent. The Company shall not settle any action, suit or proceeding without Indemnitee’s prior written consent unless such settlement involves solely the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such action, suit or proceeding. Neither the Company nor Indemnitee will unreasonably withhold his, her, its or their consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

Section 8. Savings Clause.

If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee, representative or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

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Section 9. Contribution/Jointly Indemnifiable Claims.

(a) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by the DGCL, contribute to the payment of all of Indemnitee’s loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with any action, suit or proceeding, including any appeals, in an amount that is just and equitable in the circumstances; provided that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 4(c), 6 (other than clause (e)) or 7 hereof.

(b) Given that certain jointly indemnifiable claims may arise due to the service of the Indemnitee as a director and/or officer of the Company at the request of the Indemnitee related entities, the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnitee may have from the Indemnitee-related entities. Under no circumstance shall the Company be entitled to any right of subrogation against or contribution by the Indemnitee-related entities and no right of advancement, indemnification or recovery the Indemnitee may have from the Indemnitee-related entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company hereunder. In the event that any of the Indemnitee-related entities shall make any payment to the Indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the Indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Company, and Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-related entities effectively to bring suit to enforce such rights. The Company and Indemnitee agree that each of the Indemnitee-related entities shall be third-party beneficiaries with respect to this Section 9(b), entitled to enforce this Section 9(b) as though each such Indemnitee-related entity were a party to this Agreement. For purposes of this Section 9(b), the following terms shall have the following meanings:

(i) The term “Indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise Indemnitee has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

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(ii) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the Indemnitee shall be entitled to indemnification or advancement of expenses from both the Indemnitee-related entities and the Company pursuant to the DGCL, any agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company or the Indemnitee-related entities, as applicable.

Section 10. Form and Delivery of Communications.

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt or (d) sent by email, with receipt of written confirmation that such transmission has been received. Notice to the Company shall be directed to General Counsel, by email at jwilk@gamesquare.com or by mail at GameSquare Holdings, Inc., Attn: General Counsel, 6775 Cowboys Way, Suite 1335, Frisco, TX 75034. Notice to Indemnitee shall be directed to Indemnitee’s contact information on file with the Company’s Secretary.

Section 11. Nonexclusivity.

The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of, and shall be in addition to, any other rights which Indemnitee may have under any provision of law, in any court in which a proceeding is brought, other agreements or otherwise, and Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of Indemnitee. No amendment or alteration of the Company’s Certificate of Incorporation or Bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

Section 12. No Construction as Employment Agreement.

Nothing contained herein shall be construed as giving Indemnitee any right to be retained as a director of the Company or in the employ of the Company. For the avoidance of doubt, the indemnification and advancement of expenses provided under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a director, officer, employee or agent of the Company.

Section 13. Interpretation of Agreement.

It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by the DGCL. In furtherance of the foregoing, to the extent that a change in the DGCL (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Certificate of Incorporation or Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that there is a conflict or inconsistency between the terms of this Agreement and the Company’s Certificate of Incorporation or Bylaws, it is the intent of the parties hereto that Indemnitee shall enjoy the greater benefits regardless of whether contained herein or in the Company’s Certificate of Incorporation or Bylaws.

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Section 14. Entire Agreement.

This Agreement and the documents expressly referred to herein (including, for the avoidance of doubt, the Company’s Certificate of Incorporation and Bylaws) constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 15. Modification and Waiver.

No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. For the avoidance of doubt, this Agreement may not be terminated by the Company without Indemnitee’s prior written consent.

Section 16. Successor and Assigns.

All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by, the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of such Indemnitor, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 17. Service of Process and Venue.

The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court,” but provided that in the event that the Chancery Court of the State of Delaware lacks subject matter jurisdiction over any action or proceeding, the “Delaware Court” shall be another state or federal court located within the State of Delaware), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, 19808 as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 18. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Company of Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 19. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 20. Headings.

The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

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This Agreement has been duly executed and delivered to be effective as of the date first above written.

Company:	Indemnitee:

GameSquare Holdings, Inc.

By:
Name:	Name:
Title:	Title: Director

[Signature Page to Indemnification Agreement]